UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.     )

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PalmSource, Inc.

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Contact information

Brian Siegel (investors)	Maureen O’Connell (media)
PalmSource, Inc.	PalmSource, Inc.
(408) 400-1942	(408) 400-1543
investor.relations@palmsource.com	maureen.oconnell@palmsource.com

PalmSource Reports Fiscal First Quarter Results

•	First quarter revenue of $15.8 million

•	First quarter GAAP loss per share of ($0.12)

•	First quarter non-GAAP earnings per share (EPS) of $0.01

SUNNYVALE, California, September 22, 2005—PalmSource, Inc. (NASDAQ: PSRC), today announced results for its fiscal first quarter ended September 2, 2005. Revenue for the first quarter of 2006 was $15.8 million, as compared to $18.2 million reported in the year ago quarter. Gross margin was 93 percent, roughly flat with the year ago quarter. GAAP net loss was ($2.0) million or ($0.12) per share, as compared to a GAAP net loss of ($0.2) million or ($0.01) per share reported in the year ago quarter.

Non-GAAP net income for the quarter was approximately $0.2 million or $0.01 per share, as compared to non-GAAP net income of $0.8 million or $0.06 per share in the year ago quarter. Non-GAAP net income and EPS for the first quarter of 2006 excluded approximately $1.5 million for stock-based compensation expense, $0.5 million for costs associated with the Company’s merger agreement with ACCESS Co., Ltd., (Tokyo Stock Exchange: 4813) announced on September 8, 2005 and $0.2 million for amortization of purchased intangible assets.

During the first quarter, PalmSource executed on its previously announced restructuring plan in its product development and sales groups and implemented the cost cutting initiatives designed to improve operating performance. This led to reduced operating expenses and contributed to sequentially higher operating margins when compared to the fiscal fourth quarter of 2005.

GAAP loss per share for the first quarter of 2006 was calculated using basic shares outstanding of 16.1 million, while non-GAAP EPS were calculated using diluted shares outstanding of 16.2 million shares. GAAP loss per share for the first quarter of 2005 was calculated using basic shares outstanding of 14.3 million shares, while non-GAAP EPS were calculated using diluted shares outstanding of 14.5 million shares.

PalmSource Earnings Release  |  Page 2 of 4

Palm OS licensees reported shipping a total of approximately 1.2 million units during the quarter, of which 44 percent were smartphones or wireless handhelds and 56 percent were traditional PDA’s and other mobile handheld devices. This compares to a total of approximately 1.4 million units shipped in the first quarter of fiscal 2005, of which 21 percent were smartphones and 79 percent were PDA’s and other mobile handheld devices.

Due to the recently announced expected acquisition of PalmSource by ACCESS Co., Ltd., PalmSource will not be holding a quarterly earnings conference call.

About PalmSource

PalmSource, Inc., the company behind Palm OS®, a leading operating system powering smart mobile devices, is a leading developer of software for mobile phones and other mobile devices. Its products include a wide range of software for mobile phones at all price points. More than 41 million mobile phones, handhelds, and other mobile devices run PalmSource software. Palm OS has given rise to a large community of users, enterprises, developers and manufacturers, who together make up the Palm Powered™ Economy. More information about PalmSource is available at www.palmsource.com, www.palmsource.co.uk, www.palmsource.fr, www.palmsource.de, www.palmsource.com/es and www.palmsource.com.cn.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding our efforts to improve our operating performance. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, the effectiveness of our cost cutting initiatives and our ability to improve profitability while retaining our work force; our ability to obtain stockholder approval and consummate our proposed merger with ACCESS Co., Ltd. and the expenses associated therewith, and other risks and uncertainties contained in our public announcements, reports to stockholders and other documents filed with and furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 3, 2005. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

PalmSource Earnings Release  |  Page 3 of 4

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PalmSource by ACCESS. PalmSource expects to file a Proxy Statement and PalmSource and ACCESS expect to file other relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ACCESS, PALMSOURCE, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement and these other documents may also be obtained, when they become available, from PalmSource by directing a request through the Investors Relations portion of PalmSource’ website at http://www.palmsource.com or by mail to PalmSource, Inc., 1188 East Arques Avenue, Sunnyvale CA, 94085 attention: Legal Department, telephone: (408) 400-3000.

In addition to the Proxy Statement, PalmSource files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by PalmSource at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. PalmSource’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

PalmSource and its directors and executive officers, and ACCESS and its directors and executive officers may be soliciting proxies from PalmSource stockholders in favor of the adoption of the merger agreement and may be deemed to be participants in PalmSource’s solicitation of proxies. The directors and executive officers of PalmSource have interests in the merger, some of which may differ from, or may be in addition to, those of PalmSource’s stockholders generally, including the fact that the executive officers of PalmSource may be covered by severance plans or agreements that may be triggered in connection with the merger. Information about the directors and executive officers of PalmSource is set forth in the proxy statement for PalmSource’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on September 23, 2004. Investors may obtain additional information regarding the interest of such participants by reading the Proxy Statement regarding the merger when it becomes available.

PalmSource Earnings Release  |  Page 4 of 4

Copyright © 2005, PalmSource, Inc. PalmSource, Palm OS, Palm Powered and certain other trademarks and logos are trademarks which are either owned by PalmSource, Inc. or its affiliates or are licensed by PalmSource, Inc. from Palm Trademark Holding Company, LLC and which may be registered in the United States, France, Germany, Japan, the United Kingdom, and other countries.

PalmSource, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 2, 2005	June 3, 2005
ASSETS
Current assets:
Cash and cash equivalents	$16,530	$22,228
Short-term investments	37,307	35,088
Accounts receivable, net	10,430	11,526
Prepaids and other	8,125	8,342

Total current assets	72,392	77,184

Restricted investments	121	121
Property and equipment, net	6,262	6,950
Goodwill	73,022	72,759
Intangibles assets, net	2,161	2,359
Long-term investments	16,237	14,418
Other assets	14,219	14,073

Total assets	$184,414	$187,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,002	2,866
Deferred revenue	7,544	6,854
Accrued restructuring	796	2,718
Other accrued liabilities	7,801	9,175

Total current liabilities	19,143	21,613
Non-current liabilities:
Deferred revenue and other	10,855	11,586

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	189,761	189,619
Accumulated other comprehensive income	333	287
Unearned stock-based compensation	(1,835)	(3,376)
Accumulated deficit	(33,860)	(31,882)

Total stockholders’ equity	154,416	154,665

Total liabilities and stockholders’ equity	$184,414	$187,864

PalmSource Confidential	Page 1 of 2

PalmSource, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 2
	2005	2004
Revenue:
Related party license and royalty	$63	$1,071
Third party license and royalty	14,843	15,963

Total license and royalty	14,906	17,034
Related party support and service	77	91
Third party support and service	780	1,027

Total support and service	857	1,118

Total revenue	15,763	18,152
Cost of revenue:
License and royalty	600	687
Support and service	534	486

Total cost of revenue	1,134	1,173

Gross margin	14,629	16,979

Operating expenses:
Research and development	7,200	8,273
Sales and marketing	3,871	4,456
General and administrative	4,058	3,603
Stock-based compensation	1,487	2,187
Restructuring	38	602
Amortization of intangibles	197	67
Costs associated with acquisition	452	—
Separation costs	—	16

Total operating expenses	17,303	19,204

Operating loss	(2,674)	(2,225)
Interest expense	—	(31)
Other income (expense), net	744	239
Gain on early extinguishment of debt	—	1,875

Loss before income tax	(1,930)	(142)
Income tax provision (benefit)	48	23

Net loss	$(1,978)	$(165)

Basic loss per share	$(0.12)	$(0.01)

Shares used in computing basic loss per share	16,114	14,263

Diluted loss per share	$(0.12)	$(0.01)

Shares used in computing diluted loss per share	16,114	14,263

Reconciliation between GAAP and non-GAAP Net income (loss):
GAAP net loss	$(1,978)	$(165)
Stock-based compensation	1,487	2,187
Amortization of intangibles	197	67
Costs associated with acquisition	452	—
Restructuring	38	602
Separation costs	—	16
Gain on early extinguishment of debt	—	(1,875)

Non-GAAP net income	$196	$832

Basic net income per share	$0.01	$0.06

Shares used in computing basic net income per share	16,114	14,263

Non-GAAP diluted earnings per share	$0.01	$0.06

Shares used in computing non-GAAP diluted earnings per share	16,157	14,495

PalmSource Confidential	Page 2 of 2